Exhibit 10.1

875 PROSPECT STREET OFFICE BUILDING LEASE

TABLE OF CONTENTS

1.	Basic Lease Terms	2
2.	Premises And Common Areas Leased	3
3.	Term.	3
4.	Possession	2
5.	Rent.	4
6.	Rental Adjustment	4
7.	Security Deposit	6
8.	Use	6
9.	Notices	6
10.	Brokers	6
11.	Holding Over	6
12.	Taxes On Tenant's Property	7
13.	Condition Of Premises	7
14.	Alterations	7
15.	Repairs	7
16.	Liens	8
17.	Entry By Landlord	8
18.	Utilities And Services	8
19.	Bankruptcy	8
20.	Indemnification And Exculpation Of Landlord	9
21.	Damage To Tenant's Property	9
22.	Tenant's Insurance	9
23.	Damage Or Destruction	10
24.	Eminent Domain	11
25.	Defaults And Remedies	11
26.	Assignment And Subletting	12
27.	Subordination	13
28.	Estoppel Certificate	13
29.	Building Planning	13
30.	Rules And Regulations	13
31.	Conflict Of Laws	14
32.	Successors And Assigns	14
33.	Surrender Of Premises	14
34.	Professional Fees	14
35.	Performance By Tenant	14
36.	Mortgagee Protection	14
37.	Definition Of Landlord	14
38.	Waiver	14
39.	Identification Of Tenant	15
40.	Parking	15
41.	Force Majeure	15
42.	Terms And Headings	15
43.	Examination Of Lease	15
44.	Time	15
45.	Prior Agreement Or Amendments	15
46.	Separability	15
47.	Recording	15
48.	Limitation On Liability	15
49.	Modification For Lender	16
50.	Financial Statements	16
51.	Quiet Enjoyment	16
52.	Tenant As Corporation	16

Exhibits

A.	Outline of Floor Plan or Premises
B.	The Project
C.	Notice of Lease Term Dates and Tenant's Percentage
D.	Standards for Utilities and Services
E.	Tenant Estoppel Certificate
F.	Rules and Regulations
G.	Parking Rules and Regulations
H.	Hazardous Materials Warning and ADA Disclaimer
I.	Description of Tenant’s Work

OFFICE LEASE

1. BASIC LEASE TERMS.

a.	DATE OF LEASE EXECUTION: December 14, 2015
b.	TENANT: Reven Housing Reit, Inc., a Maryland corporation
Trade Name:_________________________________________________________________________________
Address (leased Premises): 875 Prospect Street, Suite 304, La Jolla, CA 92037
Floor(s) upon which the Premises are Located: Third (3rd) Suite Number(s): 304
Address (For Notices): 875 Prospect Street, Suite 304, La Jolla, CA 92037

        ___________________________________________________________________________________________

c.	LANDLORD: United Hansel, Inc.
Address (For Notices): 444 Camino del Rio South, Suite 101, San Diego, CA 92108

d.	PREMISES AREA: Approximately 3,200 Rentable Square Feet
e.	PROJECT AREA: 41,464 Rentable Square Feet
f.	TENANT’S PERCENTAGE: 7.7%
g.	TERM OF LEASE: The term of this lease shall be for Sixty-four (64) months commencing upon the later of:

(1) Substantial completion of the Tenant Improvements described in the Work Letter Agreement and the tender of possession of the premises to Tenant, or

(3) February 1, 2016 Reference in this lease to a “Lease Year” shall mean each successive twelve month period commencing with the first day of the month in which the term of this Lease commences.
h.	BASE MONTHLY RENT: Six Thousand Four Hundred and no/100 Dollars ($6,400.00)
i.	RENT ADJUSTMENT (Initial One):

(1) Cost of Living. If this provision is initialed, the cost of living provisions of Section 5b. apply.

(2) Step Increase. If this provision is initialed, the step adjustment provisions of Section 5c. apply as follows:

Effective Date of	New Base
Rent Increase	Monthly Rent

February 1, 2017	$6,592.00
February 1, 2018	$6,789.76
February 1, 2019	$6,993.45
February 1, 2020	$7,203.25
February 1, 2021	$7,419.35

j.	ANNUAL OPERATING EXPENSE ALLOWANCE:		(see addendum)

	Operating Allowance Rate	$	Base Year 2016
Premises Area Square Feet
	Annual Operating Expense Allowance	$	See addendum

k.	PREPAID RENT: $6,400.00
l.	TOTAL SECURITY DEPOSIT: $7,419.35 ~~including a~~ ______~~non-refundable cleaning fee.~~
m.	TENANT IMPROVEMENT ALLOWANCE: See Addendum 54 per square foot if Usable Area (as such term is defined in the Work Letter Agreement).
n.	TENANT’S USE OF PREMISES: General Office
o.	PARKING: Allocated up to eight (8) spaces.
p.	BROKER(S): Capital Growth Properties, Inc.
q.	BROKERAGE COMMISSION PAYABLE BY: Landlord.
r.	GUARANTOR(S) ____________________________________
s.	ADDITIONAL SECTIONS
Additional sections of this lease numbered 53 through 57 are attached hereto and made a part hereof. If none, so state in the following space ______.
t.	ADDITIONAL EXHIBITS:
Additional exhibits letters H through _I__ are attached hereto and made a part hereof. If none, so state in the following space .

2

Section 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which tenant is liable and that this Lease is made upon the condition of such performance.

2. PREMISES AND COMMON AREAS LEASED.

a. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises described in Section 1 and in Exhibit A attached hereto (the "Premises"). ~~provided that the rentable square feet shall be adjusted by Landlord's architect upon completion of the working plans and specifications for the build out of the Premises pursuant to the Work Letter Agreement attached hereto and the exact amount of rentable square feet within the Premises shall be determined by Landlord's architect upon completion of the improvements pursuant to the Work Letter Agreement. Said calculations shall be made in accordance with the method of measuring rentable office space specified in the American National Standard Institute Publication ANSI 265.1-1996 (the "BOMA Standard").~~

b. The Premises are contained within the building at the address designated in Section 1 located in the Project described on Exhibit B attached hereto (the "Project").

c. Tenant's Percentage of the Project shall not be adjusted. ~~upon the determination of the exact number of rentable square feet within the Premises to equal a fraction numerator is the number of rentable square feet within the Premises determined in accordance with subparagraph 2.a. above and whose denominator is the approximate number of rentable square feet within the Project as determined by Landlord's architect in accordance with the BOMA Standard.~~

d. Tenant shall have the nonexclusive right to use in common with other tenants in the Building and the Project and subject to the Rules and Regulations referred to in Paragraph 30 below the following areas ("Common Areas") appurtenant to the Premises:

(1) The Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

(2) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

e. Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

(1) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building or Project;

(2) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(3) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available:

(4) To designate other land outside the boundaries of the Building or Project to be a part of the Common Areas;

(5) To add additional buildings and improvements to the Common Areas;

(6) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof;

(7) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.  TERM.

The term of this Lease shall be for the period designated in Section 1, commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided. If not specifically designated in Section 1, the Commencement Date, the date upon which the term of this Lease shall end, the rentable square feet within the Premises and Tenant’s Percentage shall be determined in accordance with the provisions of Paragraph 2 and will be specified in Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "C" which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within five (5) days of Tenant's receipt of the Notice.

3

4.  POSSESSION.

Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landlord completes construction of the Tenant Improvements prior to the date scheduled in the Work Schedule, Landlord shall deliver possession of the Premises to Tenant upon such completion and the term of this Lease shall thereupon commence.

5. RENT.

a. Tenant shall pay Landlord monthly base rent in the initial amount set forth in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's rent shall be due and payable upon execution of this lease.

~~b. If Section 1.i.(1) is initialed, the Base Monthly Rent shall be subject to increase on each annual anniversary of the commencement of the term of this Lease. The base for computing the increase is the Consumer Price Index all Urban Consumers U.S. City Average (1982-84=100), published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is in effect on the ninetieth (90th) day preceding the date of the commencement of the term ("Beginning Index"). The Index published and in effect on the ninetieth (90th) day preceding each anniversary of the commencement of the term of this Lease (“Extension Index") is to be used in determining the amount of the increase from one year to the next. Beginning with the rent due on and after the first anniversary of the commencement of the term of this Lease, and on and after each subsequent anniversary, the Base Monthly Rent shall be increased to equal the product achieved by multiplying the initial full base monthly rent due with respect to the month immediately preceding such anniversary date by a fraction. On the first anniversary of the Commencement Date, the numerator of the fraction will be the Extension Index and the denominator will be the Beginning Index. On the second and any subsequent anniversaries of the Commencement Date, the numerator of the fraction will be the current Extension Index and the denominator will be the Extension Index used to calculate the previous year’s rental increase. If there is a decline from one lease year to the next in the Extension Index, the monthly rent due during the subsequent lease year shall equal the monthly rent due during the then present lease year.~~

~~If the index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.~~

c. If section 1.i. (2) is initialed, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1.i.(2).

d. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1 /30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to landlord an additional sum equal to ten percent (10%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted, but no more than 10% annually, to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

e. Upon the execution of the Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of the Lease, such prepaid rent shall be applied toward the rent due for the first month of the term. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.

f. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period; and (2) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorated for the duration of the rental abatement period at a rental rate equivalent to two (2) times the Base Monthly Rent., subject to Tenant’s right to cure the default within 30 days after receiving written notice from the Landlord.

9. "For purposes of Section 467 of the Internal Revenue Code, the parties to this lease agreement hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement."

6.  RENTAL ADJUSTMENT.

a. For the purposes of this Paragraph 6, the following terms are defined as follows:

(1) Tenant's Percentage shall mean that portion of the total rentable area of the Project occupied by Tenant as set forth as a percentage in Section 1.

(2) Operating Expense Allowance shall mean that portion of Tenant's Percentage of the Operating Expenses which Landlord has included in the Annual Basic Rent and which amount is set forth in Section 1.

4

(3) Operating Expenses shall consist of all direct costs of operation and maintenance of the Project and the Common Areas, including any expansions to the Common Areas by Landlord ("Operating Expenses"), as determined by standard accounting practices, calculated assuming the Project is fully occupied, including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Project pursuant to any covenants, conditions, or restrictions. reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting; ~~legal and other consulting fees~~; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Project; utilities; janitorial services; security; labor; parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Project or the Premises or the parking facilities serving the Project or the Premises; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the maximum rate allowed by law on the unamortized balance) of any capital improvements made to the Project or the Common Areas by the Landlord or replacement of any building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement; costs incurred in the management of the Project, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Project, and payroll taxes and similar governmental charges with respect thereto, Project management office rental, a management fee and, in the event Landlord is directly participating in the administration of the Project, an administrative fee in the amount of Landlord's actual expenses, such administrative fee not to exceed fifteen percent (15%) of the annual Operating Expenses excluding therefrom such fee); air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Project, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, and all other upkeep of all parking and Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs); personal property taxes levied on or attributable to personal property used in connection with the entire Project, including the Common Areas; ~~reasonable audit or verification fees;~~ and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items~~, including appropriate reserves~~. Operating Expenses shall not include depreciation on buildings or equipment therein, Landlord's executive salaries, tenant improvements, or real estate brokers' commissions.

(4) As used herein, the term "real property taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

(a) any tax on Landlord's "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax. fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments., taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Notwithstanding any provision of this paragraph 6 expressed or implied to the contrary, real property taxes shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

b. If Tenant's Percentage of the Operating Expenses paid or incurred by Landlord for any calendar year exceeds the Operating Expense Allowance included in Tenant's rent, then Tenant shall pay such excess as additional rent. For each calendar year during the term of the Lease, or portion thereof, Tenant shall pay its percentage of Landlord’s estimate of the amount by which Operating Expenses for that year shall exceed the Operating Expense Allowance, which estimate may be changed from time to time by Landlord. This estimated amount shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the estimate for the first calendar year of the Lease term, an amount equal to one monthly installment multiplied by the number of months from the Commencement Date to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's estimate is rendered. If, in any calendar year, Tenant's Percentage of actual Operating Expenses is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly rent falling due and the estimated monthly installments of Tenant's Percentage of Operating Expenses shall be adjusted to reflect such lower Operating Expenses for the most recent calendar year. Similarly, if Tenant's percentage of the actual Operating Expenses for any calendar year is greater than the estimated payments made by Tenant for such year, Tenant shall pay the amount of such difference to Landlord on the regular monthly rent payment date next following Tenant's receipt of Landlord's statement of actual Operating Expenses.

5

c. Even though the term has expired and Tenant has vacated the Premises, when final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant.

7.  SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the security deposit set forth in Section 1 in part as security for the performance by Tenant of the provisions of this Lease ~~and in part as a cleaning fee~~. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for all damage sustained by landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit. Should Landlord sell its interest in the Premises during the term hereof and ~~if~~  Landlord agrees to deposit Tenant’s security deposit with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant, including but not limited to damages awardable pursuant to California Civil Code Section 1951.2 or successor statute.

8.  USE.

Tenant shall use the Premises for the uses set forth in Section 1 above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction that shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Insurance Service Office or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or; allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Area or the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the building structure or to any other space in the building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

9.  NOTICES.

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the address(es) designated in Section 1 or to Landlord at both of the addresses designated in Section 1. Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

10.  BROKERS.

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Section 1 and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.

11.  HOLDING OVER.

If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to the greater of Landlord's scheduled rent for the space or one hundred  ~~fifty~~ twenty-five percent (125%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis) and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Vent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney's fees and costs.

6

12.   TAXES ON TENANT'S PROPERTY.

a. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

b~~. If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s Rebuilding Standard" for other space in the building are assessed, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12a above. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.~~

13.  CONDITION OF PREMISES.

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the building or the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the building were in satisfactory condition at such time. Without limiting the foregoing, Tenant’s execution of the Notice attached hereto as EXHIBIT "C" shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Common Areas such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings.

14.  ALTERATIONS.

a. Other than what is outlined in Addendum 54,Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by licensed and bonded contractors or mechanics ~~approved by Landlord~~. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior written consent. If the proposed change requires the consent or approval of any Landlord of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Office, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense. a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within (10) ten days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

b. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

7

15.  REPAIRS.

a. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Landlord warrants that the HVAC, plumbing and electrical systems will be in good working condition upon the Lease Commencement Date. Tenant shall keep, maintain and preserve the Premises in first class condition and repair; and shall, when and if needed and if repairs are required as the result of Tenant’s use and/or negligence, make all repairs to the Premises and every part thereof at Tenant's sole cost and expense. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the building, the Project or the Common Area except as specifically herein set forth.

b. Anything contained in Paragraph 15a above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

16.  LIENS.

Tenant shall not permit any mechanics materialmens' or other liens to be filed against the building or the Project nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

17.  ENTRY BY LANDLORD.

Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non responsibility to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and ail means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

18.  UTILITIES AND SERVICES.

Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as EXHIBIT "D” subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or by (v) any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. ~~In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the utility providing service and Landlord shall make an appropriate adjustment to account for the fact Tenant is directly paying such metered charges~~. The Premises are separately metered.

19.  BANKRUPTCY.

If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver of trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25b hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

8

20.  INDEMNIFICATION AND EXCULPATION OF LANDLORD.

a. Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Project or the Common Area. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failures. Tenant hereby waives all its claims in respect thereof against Landlord.

b. Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, subtenants or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless solely caused by or solely resulting from the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises, the building, or the Project without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, or any other Tenants or occupants of the building or Project. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other Tenants or persons in or about the building or Project, or caused by quasi-public work; or (ii) for consequential damages arising out of any loss of the use of the Premises of any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

21.  DAMAGE TO TENANT'S PROPERTY.

Notwithstanding the provisions of Paragraph 20 to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the building or Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the building or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building or of defects therein or in the fixtures or equipment.

22.  TENANT'S INSURANCE.

a. Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(1) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises, Building or Project in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(2) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of the Premises and Tenant's Operations thereon, independent contractors, contractual liability (covering the indemnity contained in Paragraph 20 hereof) and shall (a) name Landlord as an additional insured, (b) contain a cross liability provision and (c) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

(3) Workers' Compensation and Employer's Liability insurance (as required by state law).

(4) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

9

b. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's insurance Reports. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

c. During the term of this Lease, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22a and b hereof) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

d. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article that may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

e. If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22e, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

f. All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23.  DAMAGE OR DESTRUCTION.

a. In the event the building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

(1) In the event of total destruction, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(2) In the event of a partial destruction of the building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not; repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subparagraph 23.a(2), Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

b. Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

c. In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

10

d. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

e. If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

f. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlords expense shall be the obligation of Tenant.

g. Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

h. Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

24.  EMINENT DOMAIN.

a. In case all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

b. In the event of taking of the Premises or any part thereof for temporary use, (1) this Lease shall be and remain unaffected thereby and rent shall not abate, and (2) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24b, a temporary taking shall be defined as a taking for a period of 270 days or less.

25.  DEFAULTS AND REMEDIES.

a. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any provision of this Lease.

(2) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due.

(3) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25a.(1) or (2) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

(4) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

b. In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; plus

11

(3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25b (1) and (2) above, the “worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25b (3) above, the Worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease. to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph 25c shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

d. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above. Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the term for this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises, fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred, including but not limited to brokers' commissions, by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

e. All rights, options and remedies of Landlord contained m this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant.

26.  ASSIGNMENT AND SUBLETTING.

a. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change in one or more transfers of partners owning more than a fifty percent (50%) interest in the partnership, or if Tenant is a corporation, any transfer of fifty percent (50%) of its stock in one or more transfers to a single entity, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber or sublease this Lease, the name of the proposed assignee or subtenant, information concerning the financial responsibility of the proposed assignee or subtenant and the terms of the proposed assignment or subletting, and Landlord shall, within ~~thirty (30)~~ ten (10) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee's or subtenant's financial responsibility, elect one of the following: (1) consent to such proposed assignment, encumbrance or sublease; (2) refuse such consent, which refusal shall be on reasonable grounds; ~~or (3) elect to terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the rent payable by such assignee or subtenant is at the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current Base Monthly Rent under this Lease and may require that the assignee or subtenant remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or subtenant.~~ In addition, a condition to Landlord’s consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. Landlord acknowledges and agrees that Reven Capital, LLC, which is owned by Chad Carpenter and its subsidiaries or companies, Chad Carpenter and/or RC Invest In and and XEquity, Inc (“RC); and Alliance Turnaround, which is owned by Thad Meyer and its subsidiaries, (“AC”) may do business in the Premises and may pay some rent to Tenant.

b. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (1) terminate the sublease or (2) take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by subtenant of more than one month's rent.

12

c. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs and attorneys' fees incurred in giving such consent, which shall not exceed $1,000.00. ~~If Landlord shall consent to any assignment of this Lease, Tenant shall pay to Landlord, as additional rent, three-quarters (3/4) of all sums and other considerations payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord). If for any proposed sublease Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account. Tenant shall pay to Landlord as additional rent hereunder three quarters (3/4) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.~~ Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or subtenant from any obligation under this Lease whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deemed an assignment or subletting. ~~If Tenant requests Landlord’s consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlords right to terminate this Lease as to all or a portion of the Premises on assignment or subletting shall not terminate as a result of Landlord's consent to the assignment of this Lease or a subletting of all or a portion of the Premises or Landlord's failure to exercise this right with respect to any assignment or subletting. Tenant understands and acknowledges that the option, as provided in this Paragraph 26, to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set for h.~~

27.  SUBORDINATION.

a. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the building or any ground Landlord with respect to the building, this Lease shall be subject and subordinate at all times to:

(1) all ground leases or underlying leases which may now exist or hereafter be executed affecting the building or the land upon which the building is situated or both; and

(2) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

b. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminate for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of request Tenant shall be in default, and Landlord may, at Landlord's option, terminate the Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

28.  ESTOPPEL CERTIFICATE.

a. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit E certifying: (1) the date of commencement of this Lease; (2) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (3) the date to which the rental and other sums payable under this Lease have been paid; (4) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (5) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

b. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one (1) month's rental has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease and Landlord may, at Landlord's option, terminate the Lease, provided written notice of such termination is received by Tenant prior to Landlord's receipt of said statement.

29.  BUILDING PLANNING. (Deleted in its entirety.)

30.  RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the “Rules and Regulations", a copy of which is attached hereto and marked Exhibit "F' and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of any of said Rules and Regulations.

13

31.  CONFLICT OF LAWS.

This Lease shall be governed by and construed pursuant to the laws of the state in which the premises are located.

32.  SUCCESSORS AND ASSIGNS.

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

33.  SURRENDER OF PREMISES.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

34.  PROFESSIONAL FEES

a. If either party brings an action arising under or relating to this Lease, the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

b. If Landlord is named as a defendant in any suit or appeal brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees.

35.  PERFORMANCE BY TENANT.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, making any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

36.  MORTGAGEE PROTECTION.

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

37.  DEFINITION OF LANDLORD.

The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the Tenants under any ground lease. if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

38.  WAIVER.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term. covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rental and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy in this Lease provided.

14

39.  IDENTIFICATION OF TENANT. (Deleted in its entirety.)

40.  PARKING.

a. Tenant shall have the right to lease the number of spaces indicated in Section 1 on an unreserved basis. All such spaces shall be available at the same rates as established from time to time by Landlord for other spaces in the same location.

b. The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit G attached hereto and by this reference incorporated herein, and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in Exhibit G. then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

41.  FORCE MAJEURE.

Landlord shall have no liability whatsoever to Tenant on account of (1) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (2) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

42. TERMS AND HEADINGS.

The words “Landlord" and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

43. EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

44. TIME.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

45. PRIOR AGREEMENT OR AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

46. SEPARABILITY.

Any provision of this Lease which shall prove to be Invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof and such other provisions shall remain in full force and effect.

47. RECORDING.

Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

48. MUTUAL LIMITATION ON LIABILITY.

In consideration of the benefits accruing hereunder. Tenant and Landlord and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or Tenant:

(1) The sole and exclusive remedy shall be against the Landlord's interest in the Project and just against the Tenant only;

(2) No Partner of Landlord or employee and/or board member of Tenant shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(3) No service of process shall be made against any partner of Landlord, employee and/or board member of Tenant (except as may be necessary to secure jurisdiction of the partnership);

(4) No partner of Landlord, employee and/or board member of Tenant shall be required to answer or otherwise plead to any service of process;

15

(5) No judgment will be taken against any partner of Landlord, employee and/or board member of Tenant;;

(6) Any judgment taken against any partner of Landlord or employee and/or board member of Tenant may be vacated and set aside at any time nunc pro tunc;

(7) No writ of execution will ever be levied against the assets of any partner of Landlord or employee and/or board member of Tenant;

(8) The obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners. directors, officers or shareholders of Landlord and employee and/or board member of Tenant, and ~~Tenant~~ either party shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord, employee and/or board member of Tenant, or any of their personal assets for satisfaction of any liability in respect to this Lease;

(9) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord and all parties.

49. MODIFICATION FOR LENDER.

If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

50. FINANCIAL STATEMENTS.

At any time during the term of this Lease. Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

51. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

52. TENANT AS CORPORATION.

If Tenant executes this Lease as a corporation. then Tenant ~~and the persons executing this Lease on behalf of Tenant~~ represent and warrant that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to landlord on execution hereof, and in accordance with the bylaws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:	United Hansel, Inc.	ADDRESS:	444 Camino del Rio South, Suite 101
San Diego, CA 92108

By:		Date:
Shiva Dehghani, Vice President

TENANT:	Reven Housing Reit, Inc., a	ADDRESS:	875 Prospect Street, Suite 304
	Maryland corporation		La Jolla, CA 92037

By:		Date:
Chad M. Carpenter, CEO

By:		Date:
Thad L. Meyer, CFO

16

ADDENDUM TO LEASE

ADDENDUM TO OFFICE BUILDING LEASE DATED DECEMBER 14 2015, BY AND BETWEEN UNITED HANSEL, INC., A CALIFORNIA CORPORATION, AS LANDLORD, AND REVEN HOUSING REIT, INC., A MARYLAND CORPORATION, AS TENANT, FOR THAT CERTAIN PROPERTY COMMONLY KNOWN AS 875 PROSPECT STREET, SUITE 304, CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

53.	RENTAL ADJUSTMENTS:

In the event of a sale of the property at 875 Prospect Street, La Jolla, CA 92037, the real estate taxes shall be capped at 2% annually over the prior year’s real estate taxes.

54.	TENANT IMPROVEMENTS:

Tenant accepts the Premises in “as is, where is” condition, with no improvements by Landlord.

Improvements made by Tenant shall be as follows: install new carpeting, remove cloth wall covering and smooth mud the walls, repaint the entire Premises, remove some built-ins, upgrade some light fixtures, replace light bulbs, install television, telephone and internet cabling where needed, and add a dishwasher and ice maker to the kitchen.

55.	RENTAL ABATEMENT:

Provided Tenant is not in default of the lease at any time during its term, Tenant shall be granted four (4) months of rental abatement during the period March 1, 2016 through April 30, 2016 and March 1, 2017 through April 30, 2017.

56.	EARLY POSSESSION:

Tenant shall be allowed to occupy the Premises upon full execution of the Lease for the purpose of commencing its improvements, and rent is to begin on February 1, 2016 (the “Early Possession Period”). Landlord and Tenant agree that all the terms and conditions of the Lease are to be in full force and effect as of the date of Tenant’s possession of the Premises.

57.	OPTION TO EXEND:

Provided Tenant has not been in default in any of the covenants, conditions and provisions as in this Lease provided, Tenant shall have the option to extend the Lease Term for one additional five (5) year period. To exercise the option, Tenant shall deliver written notice to Landlord no later than one hundred eighty (180) calendar days, and no earlier than two hundred ten (210) calendar days, before the expiration of the then current Lease Term. Upon exercising said option, all terms and conditions during such extension period shall remain the same as those set forth in the Lease, except that Minimum Rent shall be as set forth in the next sentence. Within thirty (30) days after Landlord's receipt of Tenant's exercise notice, Landlord shall provide Tenant with Landlord's reasonable opinion of ninety-five percent (95%) of the fair market rental value, but in no event shall Minimum Rent for such extension period be less than the year base rent plus an increase determined by the increase in the Consumer Price Index-All Urban Consumers-All Items (1982-84), specifically, the CPI-U West/Urban size A, published by the United States Department of Labor, Bureau of Labor Statistics. If the aforementioned Price Index is discontinued, Landlord shall reasonably select another similar index which reflects consumer prices. Upon Landlord's written notice of fair market rental value to Tenant, Tenant shall have ten (10) business days to accept or reject such rent in writing. Should Tenant reject such rent, Tenant shall have no further or additional right to renew or extend the Lease Term, and Tenant shall vacate the Premises at the end of the Lease Term. Tenant's failure to deliver written notice to Landlord accepting or rejecting such rent within said ten (10) business day period shall be deemed Tenant's acceptance of the same.

This option applies in this instance only and is not to be construed as approval for any future options. This option is personal to the Tenant identified in the Lease and is not transferable by Assignment, Sublease, death or sale of the business, and shall be null and void in the event of any Assignment or Sublease.

LANDLORD:	United Hansel, Inc., a California corporation	ADDRESS:	444 Camino Del Rio South #101
San Diego, CA 92108

By:		Date:
Shiva Dehghani

TENANT:	Reven Housing Reit, Inc.,	ADDRESS:	:	875 Prospect Street, Suite 304
	a Maryland Corporation			La Jolla, California 92037

By		Date:
Chad M. Carpenter, CEO

By:		Date:
Thad L. Meyer, CFO

17

EXHIBIT A

OUTLINE OF FLOOR

PLAN OR PREMISES

EXHIBIT B

THE PROJECT

EXHIBIT C

NOTICE OF LEASE TERM DATES AND

TENANT'S PERCENTAGE

To:_________________________________________________                        Date: _________________

___________________________________________________

___________________________________________________

Re: Lease dated __________________________________________, 20_____, between United Hansel, Inc., a California corporation, Landlord, and ____________________________________________________________________,

Tenant, concerning Suite ____________ located at ______________________________________________.

Gentlemen:

In accordance with the subject Lease, we wish to advise and /or confirm as follows:

1.	That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2.	That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the term of said Lease shall commence as of _______________ for a tem of _____________________________________ ending on ___________________________.

3.	That in accordance with the subject Lease, rental commenced to accrue on _______________________________.

4.	If the commencement date of the subject Lease is other that the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said lease.

5.	Rent is due and payable in advance on the first day of each and every month during the tem of said Lease. Your rent checks should be made payable to _____________________________________________________________________ at ____________________________________________________________________________________________.

6.	The exact number of rentable square feet within the Premises is ______________ square feet.

7.	Tenant’s Percentage, as adjusted based upon the exact number of rentable square feet within the Premises, is _________%.

AGREED AND ACCEPTED

LANDLORD:	TENANT:

United Hansel, Inc., a California corporation	Reven Housing Reit, Inc.,
a Maryland corporation

By:		By:
	Shiva Dehghani		Chad M. Carpenter, CEO

By:
Thad T. Meyer, CFO

EXHIBIT D

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adapt nondiscriminatory modifications and additions hereto.

As long as Tenant is not in default under any of the terms, conditions, provisions or agreements of this Lease, Landlord shall:

1.	Provide non-attended automatic elevator facilities Monday through Friday, except holidays from 8 A.M. to 6 P.M., and have one elevator available at all other times.

2.	On Monday through Friday, except holidays, from 8 A.M. to 6 P.M., and on Saturday mornings from 8 A.M. to 12 Noon (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeymen's wages for air conditioning mechanics.

3.	Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the building standard office lighting and fractional horsepower office business machines in an amount not to exceed .025 KWH per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

4.	Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

5.	Provide janitor service to the Premises five (5) days per week, except holidays, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

The undersigned, United Hansel, Inc., a California corporation, ("Landlord"), with a mailing address 444 Camino Del Rio South,Suite 444, San Diego, California 92108 and Reven Housing Reit, Inc., a Maryland corporation, ("Tenant"), hereby certify to _________________________________, a__________________________________________, as follows:

1.	Attached hereto is a true, correct and complete copy of that certain lease dated December 1, 2015, between Landlord and Tenant (the "Lease"), which demises premises located at 875 Prospect Street, Suite 304, La Jolla, CA 92037. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The term of the Lease commenced on February 1, 2016.

3.	The term of the Lease shall expire on May 30, 2021.

4.	The Lease has (Initial one):

         (____) not been amended, modified, supplemented, extended, renewed or assigned.

         (____) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements copies of which are attached hereto:
____________________________________________________________________________________________ ____________________________________________________________________________________________ ____________________________________________________________________________________________.

5.	Tenant has accepted and is now in possession of said premises.

6.	Tenant and Landlord acknowledge that the Lease will be assigned to _________________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ___________________________________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of fixed monthly rent is $_________________________________.

8.	The amount of security deposits (if any) is $____________________________. No other security deposits have been made.

9.	Tenant is paying the full lease rental, which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

10.	All work required to be performed by Landlord under the Lease has been completed.

11.	There are no defaults on the part of the Landlord or Tenant under the Lease.

12.	Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that _____________________________________ is about to fund a loan to Landlord and that ______________________________________ is relying upon the representations herein made in funding such loan.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ____________________________, 20______.

LANDLORD: United Hansel, Inc., a California corporation

By:

TENANT:	Reven Housing Reit, Inc.,
A Maryland corporation

By:
Chad M. Carpenter, CEO

By:
Thad T. Meyer, CFO

EXHIBIT F

RULES AND REGULATIONS

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4.	The directory of the building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8.	Freight elevator(s) shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the building.

9.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.	Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

14.	Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Landlord reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenants and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

16.	Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or boot-blacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the premises any vending machines without the written consent of Landlord.

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

23.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building or Project.

27.	Without the written consent of Landlord, Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.	Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

EXHIBIT G

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Project.

1.	All claimed damage or loss must be reported and itemized in writing delivered to the Management Office within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed within ninety days from date of parking in court of jurisdiction where a claimed loss occurred. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act or omissions of others, or for articles left in the car. The total liability of Landlord is limited to $250.00 for all damages or loss to any car. Landlord is not responsible for loss of use.

2.	Tenant shall not park or permit the parking of any vehicle under its company in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

3.	Parking stickers or any other device or form of identification supplied by landlord as a condition of use of the Parking Facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.	No overnight or extended term storage of vehicles shall be permitted.

5.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.	All directional signs and arrows must be observed.

7.	The speed limit within all parking areas shall be 5 miles per hour.

8.	Parking is prohibited:

(a)	in areas not striped for parking;

(b)	in aisles;

(c)	where "no parking" signs are posted;

(d)	on ramps;

(e)	in cross-hatched areas; and

(f)	in such other areas as may be designated by Landlord or Landlord's Parking Operator.

9.	Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10.	Loss or theft of parking identification devices from automobiles must be reported to the Management Office immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11.	Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12.	Lost or stolen devices found by the purchaser must be reported to the Management Office immediately to avoid confusion.

13.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14.	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

15.	Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

16.	Landlord reserves the right to establish and change parking fees and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

EXHIBIT H

HAZARDOUS MATERIALS WARNING AND DISCLAIMER

(SALE AND/OR LEASE OF PROPERTY)

Re:	875 Prospect Street, Suite 304, La Jolla, California 92037

Various materials utilized in the construction of any improvements to the Property may contain materials that have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the Property. For example, some electrical transformers and other electrical components can contain PCBs, and asbestos has been used in a wide variety of building components such as fire-proofing, air duct insulation, acoustical tiles, spray-on acoustical materials, linoleum, floor tiles and plaster. Due to current or prior uses, the Property or improvements may contain materials such as metals, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or in the future may be determined to be, toxic wastes, hazardous materials or undesirable substances. Such substances may be in above- and below-ground containers on the Property or may be present on or in soils, water, building components or other portions of the Property in areas that may or may not be accessible or noticeable.

Current and future federal, state and local laws and regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present or future have had any interest in the Property including, but not limited to, current, past and future owners and users of the Property. Owners and Buyers/Tenants are advised to consult with independent legal counsel or experts of their choice to determine their potential liability with respect to toxic, hazardous, or undesirable materials. Owners and Buyers/Tenants should also consult with such legal counsel or experts to determine what provisions regarding toxic, hazardous or undesirable materials they may wish to include in purchase and sale agreements, leases, options and other legal documentation related to transactions they contemplate entering into with respect to the Property.

The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances. Proper inspections of the Property by qualified experts are an absolute necessity to determine whether or not there are any current or potential toxic wastes, hazardous materials or undesirable substances in or on the Property. The real estate salespersons and brokers in this transaction have not made, nor will they make, any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances in or on the Property. Problems involving toxic wastes, hazardous materials or undesirable substances can be extremely costly to correct. It is the responsibility of the Owners and Buyers/Tenants to retain qualified experts to deal with the detection and correction of such matters.

AMERICANS WITH DISABILITIES ACT DISCLOSURE

The Premises ( X ) have not undergone an inspection by a Certified Access Specialist (CASp). ( ) have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code Section 5.51 et. Seq. ( ) have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code Section 5.51 et. Seq.

Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar law/legislation. In the event that Tenant’s use of the Premises will require modifications or additions to the Premises in order to comply with the ADA, Tenant agrees to make any such modification and/or additions at Tenant’s sole expense.

	LANDLORD: United Hansel, Inc., a California corporation		TENANT: Reven Housing Reit, Inc., a Maryland corporation

By:		By:
Chad M. Carpenter, CEO

By:
Thad L. Meyer, CFO
Date:		Date:

EXHIBIT I

DESCRIPTION OF TENANT'S WORK

This Description of Work, hereinafter referred to as the "Work Letter”, defines the scope of the improvements which Tenant shall be obligated to construct or install in the Premises ("Tenant's Improvements"). This Work Letter is incorporated by reference into the Lease and all actions and obligations hereunder are subject to all terms and conditions of the Lease unless expressly provided otherwise herein. Capitalized terms which are not otherwise defined in this Work Letter shall have the meanings set forth in the Lease. Any breach or default by Tenant hereunder shall constitute a default under the Lease.

A. TENANT IMPROVEMENT DRAWINGS AND PERMITS

1.        Preliminary Drawings. Tenant shall submit for Landlord’s approval preliminary drawings (“Preliminary Drawings”) prepared by an architect licensed in the State of California. The Preliminary Drawings shall show a general rendering of the storefront, interior layout, signage, and all other Tenant’s Work. Landlord shall notify Tenant of its approval or disapproval within ten (10) business days of receiving the Preliminary Drawings. If Landlord disapproves the Preliminary Drawings. Landlord shall specify the reasons for the disapproval, and Tenant shall within ten (10) days after receipt of Landlord's disapproval, send Landlord revised Preliminary Drawings addressing Landlord's comments. This procedure shall be repeated until Landlord has approved the Preliminary Drawings.

2.        Working Drawings and Permits. Within fifteen (15) business days after Landlord approves the Preliminary Drawings, Tenant shall prepare and submit two (2) complete sets of detailed Tenant Improvement Working Drawings to Landlord for Landlord's review and written approval. These Working Drawings shall include all improvements contemplated by Tenant, drawn to scale, including but not limited to all architectural, electrical, mechanical, sprinkler and plumbing and all other Tenant’s Work (“Tenant Improvement Working Drawings”).Prior to Tenant's submission for all necessary governmental approvals/permit and commencement of construction, Landlord has seven (7) working days to approve, revise or reject the Tenant Improvement Working Drawings. Landlord reserves the right to approve or reject all or any portion of the Tenant Improvement Working Drawings at Landlord's sole discretion. If Landlord objects to the Tenant Improvement Workings Drawings, Tenant shall cause such to be promptly revised in a manner acceptable to Landlord and resubmit for review and written approval by Landlord.

3.        Non-responsibility of Landlord. Landlord’s approval or inspection of the Preliminary or Working Drawings or Tenant’s Work is made for identification and information purposes only and neither Landlord, nor its agents, servants or employees shall have any liability in any respect for any inadequacies, deficiencies, errors or omissions or noncompliance contained in any or all of Tenant’s Preliminary Drawings, Working Drawings or Work or Landlord’s comments regarding same.

4.        Governmental Approvals. Tenant shall be solely responsible for obtaining and paying for any and all required governmental permits, certificates and approvals, including certificates of occupancy and/or use.

B.        CONSTRUCTION PROVISIONS

1.        Tenant’s General Obligations. Tenant has the right to select a contractor of its choice for the completion of Tenant's portion of the improvements; except that any improvements which will involve penetration of the roof or affect the sprinkler system shall only be done under the supervision of Landlord's agent or by a contractor selected by Landlord. Tenant recognizes that Landlord's interests could be harmed if Tenant's improvement work is not performed by an experienced, competent, licensed and financially stable contractor. Accordingly, Tenant is only authorized to proceed with its improvement work after Landlord has approved in writing: (a) Tenant's contractor; (b) the public liability and property damage insurance of Tenant's contractor (which insurance shall name Landlord and others designated by Landlord (the "Designees") as additional insureds); (c) Tenant's compliance with the terms of Sections A.1 and A.2. set forth above; and (d) payment and performance bonds in an amount equal to one hundred percent (100%) of the Tenant Improvement contract price, naming Landlord as co-beneficiary. Tenant agrees to designate its desired contractor to Landlord upon Landlord's request for such designation and to promptly provide Landlord with all requested information regarding the contractor. If Tenant's contractor is not acceptable to Landlord and a mutually acceptable substitute cannot be found, Tenant agrees to contract for such work with Landlord's designated contractor

2.        Requirements regarding Contractors. Before commencing any construction or delivering (or accepting delivery of) any materials to be used in connection with Tenant's Work, Tenant shall deliver to Landlord: (i) names and addresses of all contractors and subcontractors, (ii) copies of all necessary permits and licenses, (iii) evidence that Tenant and each of Tenant's contractors have in force the insurance coverage set forth in Section D of this Work Letter. Tenant will not commence construction before Landlord has Landlord's written approval of the foregoing deliveries, such approval not to be unreasonably withheld, conditioned or delayed. Tenant will cause the Tenant's Work to be constructed and performed: (a) during times and in a manner reasonably determined by Landlord so as to not unreasonably interfere with any other tenants' use and enjoyment of the Property, and (b) in full compliance with all of Landlord's reasonable and non-discriminatory rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

In addition, Tenant shall cause its improvements to be performed by a construction contractor licensed and bonded in the State of California and shall cooperate fully with Landlord or Landlord's agents during the course of construction of Tenant's improvements. All workmanship shall be of first class quality and all materials and/or fixtures used in the execution of such work shall be new or completely reconditioned. Tenant's contractor(s) shall provide a twelve (12) month warranty to Tenant and Landlord with respect to the work performed under each such contract and pass on to Tenant and Landlord all warranties provided by subcontractors, suppliers and materialmen, regardless of duration. The warranty period shall commence to run upon the issuance of the final certificate of occupancy for the Premises.

3.        Indemnity. Prior to commencement of any of Tenant's improvement work on the Premises by Tenant's contractor, Tenant's contractor shall enter into an indemnity agreement satisfactory to Landlord indemnifying and holding harmless Landlord and the Designees from all liabilities, losses, damages and expenses directly or indirectly attributable to injuries to or death of persons and damage to property and lien claims affecting the Property or the Premises which arise out of Tenant's contractor's work or that of its subcontractors or suppliers, and subordinating any lien claims to any liens of construction and/or permanent financing for the Property.

4.        Legal Compliance. All work performed by Tenant shall be performed within sixty (60) days from the Lease Commencement Date, and shall be in strict compliance with the approved Tenant Improvement Working Drawings and all applicable governmental laws, rules, codes and regulations. including without limitation, the architectural and accessibility regulations issued by the United States Attorney General's office pursuant to Title III of the Americans with Disabilities Act of 1990 and the Minimum Guidelines and Requirements for Accessible Design issued by the Architectural and Transportation Barriers Compliance Board. Valid building permits and other necessary authorizations from appropriate governmental agencies when required, shall be obtained by Tenant for the Tenant's Work at Tenant's expense. All permits, licenses and approvals for Tenant's Work shall be posted in a prominent place within the Premises as required by the agency issuing the permit. Any Tenant's Work not acceptable to the applicable governmental authority or not reasonably satisfactory to Landlord (unless previously approved by Landlord), shall be promptly corrected, replaced, or brought into compliance with such applicable codes and regulations at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant's Work, Landlord shall have no responsibility therefor.

5.        Signage.         Tenant identification signage for the Premises shall be in strict compliance with the Sign Criteria set forth by Landlord in "Exhibit D" entitled "TENANT EXTERIOR SIGN CRITERIA". Tenant shall submitted three (3) copies of the proposed sign design to Landlord for Landlord's review and approval. Landlord, at Landlord’s expense, shall install building standard directory signs for Tenant in the garage, at the elevator lobby, and at the suite entrance. Tenant shall not permit any signage to be installed without Landlord's prior written approval.

6.        Nonresponsibility. Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its nonresponsibility for Tenant's work being performed therein.

7.        Liens and Claims. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within 15 days after receipt of notice of such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rental, for all reasonable amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs). To the fullest extent allowable under the Law, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, its officers, directors, partners, shareholders, members, employees, agents and contractors and the Property from and against any claims, actions, demands, liabilities, damages, costs, penalties, losses or expenses, including, without limitation, reasonable outside attorneys' fees, in any manner relating to or arising out of the Tenant's Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

8.        Public Safety. Tenant shall confine the construction work to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. The requirements of "Occupational Safety and Health Administration" (OSHA) provided by the Department of Labor will govern. If Tenant fails to comply with these requirements, Landlord will cause remedial action as deemed necessary by Landlord to protect the public. All costs of said remedial action shall be charged to Tenant and shall become Tenant's responsibility.

9.        Tenant Damage to Construction. Tenant will be required to furnish the necessary ramps, coverings, etc., to protect Landlord's facilities and adjoining premises from damage. All costs to repair damage to Landlord's facilities and to adjoining premises will be at the expense of Tenant. Actual repair work may be accomplished by Landlord at Landlord's option.

10.      Responsibility for Utilities During Construction. Tenant's permanent electric service, where possible, shall be used to provide power for Tenant's Work. During construction of Tenant's Work, Tenant shall be responsible for paying for all utilities consumed, including without limitation, heating and/or cooling, water, and electricity (whether from Tenant's permanent electric service or from temporary electric service).

11.      Trash Removal. During the construction, fixturing and merchandise stocking of the Premises, Tcnant shall provide trash removal at areas designated by Landlord. It shall be the responsibility of Tenant and Tenant's contractors to remove all trash and debris from the Premises on a daily basis and to break down all boxes and place all such trash and debris in the containers supplied for that purpose. If trash and debris are not removed on a daily basis by Tenant or Tenant's contractor, then Landlord shall have the right to remove such trash and debris or have such trash and debris removed at the sole cost and expense of Tenant.

12.      Field Conditions. Tenant shall inspect, verify and coordinate all field conditions pertaining to the Premises from time to time prior to the start of its store design work, through its construction, including its fixturing and merchandising. Tenant shall advise Landlord immediately of any discrepancies with respect to Landlord's· drawings. Any adjustments to the work arising from field conditions, not apparent on Tenant's drawings and other building documents m shall require the prior written approval of Landlord.

13.      Landlord's Rights. Tenant shall permit Landlord to supervise construction operations in connection with any such Tenant's Work, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Work Letter. Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements or building facility necessity, field conditions, or directives of governmental authorities having jurisdiction over the Premises, or directives of Landlord's insurance underwriters.

14.      Alterations by Tenant.        Tenant shall not make any alterations, additions or improvements in or to the Premises without Landlord's prior written approval. All such alterations, additions and improvements shall be performed at Tenant's sole cost and expense by a contractor, licensed and bonded in the State of California, approved in writing by Landlord and in a good and workmanlike manner, in accordance with all applicable governmental law, ordinances, rules and regulations, and in a manner: (a) consistent with the plans and specifications submitted to and approved in writing by Landlord and any conditions imposed by Landlord; (b) which includes acceptable insurance/bond coverage for Landlord's benefit; and (c) which does not affect the structural integrity of the Building or disrupt the business or operation of adjoining tenants. All such alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor coverings), except trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor, and shall not be removed by Tenant unless so directed by Landlord in connection with the termination of the Lease.

15.      Landlord's Property.         Except as otherwise provided herein, all Tenant's Work, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant.

INSURANCE

1.        Insurance.        Tenant shall secure, pay for and maintain or cause its contractors to secure, pay for and maintain during Tenant's construction, fixturing and merchandising of the Premises, including any modification performed by Tenant during the Term, the insurance set forth in this Section C, as well as all insurances as is reasonably necessary or appropriate under the circumstances. All such insurance policies shall be endorsed to include Landlord and its beneficiaries, employees and agents as insured parties. All such policies shall provide that Landlord shall be given thirty (30) days' prior written notice of any alteration or termination of coverage in the amounts as set forth below. The insurance required under this Work Letter shall be in addition to any and all insurance required to be provided by Tenant pursuant to the Lease and evidence of such insurances will be provided to the Landlord.

2.        Contractor's Insurance.        Tenant's general contractor and subcontractor required minimum coverages and limited of liability:

(a)         Worker's Compensation, Employer's Liability Insurance with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) and as required by state law, and any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned acts. Such insurance shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord's architect and Landlord's general contractor, Landlord's agents and beneficiaries.

(b)         Comprehensive General Liability Insurance (including Contractor's Protective Liability)

in an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) per person and Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, whether involving personal injury liability lot death resulting therefrom), and Two Million and 00/100 Dollars ($2,000,000.00) property damage each occurrence, Two Million and 00/100 Dollars ($2,000,000.00) property damage, aggregate. Such insurance shall provide for explosion, collapse and underground coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractors or any of their subcontractors, or by anyone directly or Indirectly employed by any of them.

(c)         Comprehensive Automobile Liability Insurance including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned in the following minimum amounts

(1) Bodily injury,each person	$2,000,000.
(2) Bodily injury, each occurrence	$2,000,000.
(3) Property damage liability	$2,000,000.

3.         Tenant's Builder's Risk Insurance. Completed Value Builder's Risk Damage Insurance Coverage. Tenant shall provide an "All Physical Loss" Builder's Risk insurance policy on the work to be performed for Tenant in the Premises as it related to the building within which the Premises are located. The policy shall include as insureds: Tenant, its contractor and subcontractors, and Landlord, as their respective interests may appear within the Premises and within one hundred feet (100') thereof. The amount of insurance to be provided shall be one hundred percent (100%) replacement cost.

COMPLETION OF WORK

1.            At Completion of Tenant's Work. Tenant will provide Landlord with the following within thirty (30) days following business opening:

(a)	A copy of the Certificate of Occupancy prior to opening for business.
(b)	Unconditional Waivers of Liens from all persons performing labor and/or supplying materials in connection with such work showing that all parties have been paid in fun.

(c)	Warranties for not less than one (1) year against defects in workmanship, materials and equipment as required in this Work Letter.
(d)	A copy of the License to do Business, if required by applicable law or ordinance.
(e)	An executed Estoppel Letter, which will be prepared by Landlord.
(f)	"As Built" Drawings of all permanent Tenant's Work performed.

E.	CONSTRUCTION REPRESENTATIVES.

1.            Tenant's Representative. Tenant has designated [insert name of Tenant’s representative] as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant's Representative.

2.            Landlord's Representative. Landlord has designated [insert name of Landlord’s representative] as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Tenant will be made to Landlord's representative. Tenant will communicate solely with Landlord's Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.

F.	MISCELLANEOUS

1.             Applicability. This Work Letter shall not be deemed applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall only be performed pursuant to the provisions of the Lease governing Alterations unless Landlord elects to prepare a separate work letter agreement, in the form then being used by Landlord and specifically addressed to such construction.

2.             Risk of Loss. All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to final completion of the Tenant's Improvements and the payment of the Improvement Allowance by Landlord as provided herein shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except in the event caused solely by Landlord's gross negligence or willful misconduct.

UNIFORM DISCLAIMER FORM

LEASE FORM

RE:	LEASE DATED DECEMBER 1, 2015 BETWEEN United Hansel, Inc., landlord, AND REVEN HOUSING REIT, INC., A MARYLAND CORPORATION, tenant.

1.	LEGAL EFFECT. Landlord and Tenant acknowledge that Broker is not qualified to practice law, nor authorized to give legal advice or counsel you as to any legal matters affecting this document. Broker hereby advises Landlord and Tenant to consult with their respective attorneys in connection with any questions each may have as to legal ramifications or effects of this document, prior to its execution.

2.	FORM OF LEASE. This proposed lease is a standard form document, and Broker makes no representations or warranties with respect to the adequacy of this document for either Landlord’s or Tenant’s particular purposes. Landlord and Tenant acknowledge and agree that this document is delivered to each party subject to the express condition that Broker has merely followed the instructions of the parties in preparing this document, and does not assume any responsibility for its accuracy, completeness or form.

3.	NO INDEPENDENT INVESTIGATION. Landlord and Tenant acknowledge and understand that any financial statements, information, reports, or written materials of any nature whatsoever, as provided by the parties of Broker, and thereafter submitted by Broker to either Landlord and/or Tenant, are so provided without any independent investigation by Broker, and as such Broker assumes no responsibility or liability for the accuracy or validity of the same. Any verification of such submitted documents is solely and completely the responsibility of the party to whom such documents have been submitted.

4.	NO WARRANTY. Landlord and Tenant acknowledge and agree that no warranties, recommendations, or representations are made by the Broker as to the accuracy, the legal sufficiency, the legal effect of the tax consequences of any of the documents submitted by Broker to Landlord and/or Tenant, nor of the legal sufficiency, legal effect of tax consequences of the transactions contemplated thereby. Furthermore, Landlord and Tenant acknowledge and agree that Broker has made no representations concerning the ability of the Tenant to use the Premises as intended, nor of the sufficiency or adequacy of the Premises for their intended use, and Tenant is relying solely on its own investigation of the Premises in accepting this Proposal to Lease and/or Lease.

5.	NOTICE REGARDING HAZARDOUS WASTES OR SUBSTANCES AND UNDERGROUND STORAGE TANKS. Broker will disclose any knowledge it actually has with respect to the existence of any hazardous wastes, substances, or underground storage tanks at the Premises, Broker has not made any independent investigations or obtained reports with respect thereto, except as may be described in a separate written document signed by Broker. All parties hereto acknowledge and understand that Broker makes no representation regarding the existence or nonexistence of hazardous wastes, substances, or underground storage tanks at the Premises. Each party should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

6.	ATTORNEY’S FEES. In any action, proceeding, or arbitration arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

7.	ENTIRE AGREEMENT. This document constitutes the entire agreement between parties with respect to the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations, negotiations and understandings of the parties, other than such writings as mutually executed and~~/or~~ delivered by the parties pursuant hereto. There are no oral agreements or implied covenants by the Landlord or Tenant, or by their respective employees, or other representatives.

8.	MARKET INFORMATION DISTRIBUTION. Broker is authorized by Landlord/Tenant to report the lease price and terms to trade journal publication.

9.	AMERICANS WITH DISABILITIES ACT DISCLOSURE. The United States Congress has enacted the Americans With Disabilities Act (the "ADA"), a federal law codified at 42 USC § 12101 et seq., which became effective January 26, 1992. Owners and Tenants are subject to this law which, among other things, is intended to make business establishments equally accessible to persons with a variety of disabilities. Under this law, modifications to real property improvements may be required by owners and Tenants. Owners/Landlords and Tenants may delegate between themselves costs and responsibilities for meeting the requirements of the law but the fact that responsibilities have been allocated does not reduce or negate liability to an individual with a disability who files and wins a lawsuit. Broker strongly recommends that Owners/Landlords and Tenants consult design professionals, architects or attorneys to advise them with respect to the law's applicability and to prepare, if necessary, any language in leases or other contracts. The undersigned acknowledge that Broker is not qualified as an expert in this matter.

(a) The Premises ( X ) have not undergone an inspection by a Certified Access Specialist (CASp). ( ) Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.51 et seq. ( ) Have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.51 et esq.

(b) Since compliance with the Americans with Disability Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar law/legislation. In the event that Tenant’s use of the Premises will require modifications or additions to the Premises in order to comply with the ADA, Tenant agrees to make any such modification and/or additions at Tenant’s sole expense.

10.	DISCLOSURE REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.
(a)	When entering into a discussion with a real estate agent regarding a real estate transaction, a Landlord or Tenant should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Landlord and Tenant acknowledge being advised by the Brokers in this transaction, as follows:

(i)	Landlord’s Agent. A Landlord’s agent under a listing agreement with the Landlord acts as the agent for the Landlord only. A Landlord’s agent or subagent has the following affirmative obligations: To the Landlord: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Landlord. To the Tenant and the Landlord: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value of desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(ii)	Tenant’s Agent. An agent can agree to act as agent for the Tenant only. In these situations, the agent is not the Landlord’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Landlord. An agent action only for a Tenant has the following affirmative obligations. To the Tenant: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Tenant. To the Tenant and Landlord: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value of desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii)	Agent Representation Both Landlord and Tenant. A real estate agent, either acting directly or through one or more associate licenses can legally be the agent of both the Landlord and the Tenant in a transaction, but only with the knowledge and consent of both the Landlord and Tenant. In a dual agency situation, the agent has the following affirmative obligations to both the Landlord and the Tenant: a fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Landlord or the Tenant. b. Other duties to the Landlord and the Tenant as state above in subparagraphs (i) or (ii). In representing both Landlord and Tenant, the agent may not without the express permission of the respective Party, disclose to the other Party that the Landlord will accept rent in an amount less than that indicated in the listing or that the Tenant is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Landlord or Tenant from the responsibility to protect their own interests. Landlord and Tenant should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to give advice about real estate. If legal or tax advice is desired, consult a competent professional.
(b)	Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court cost and attorney’s fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
(c)	Landlord and Tenant agree to identify to Broker’s as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
(d)	The following real estate Brokers (the “Brokers”) and brokerage relationships exist in this transactions (check applicable boxes):

☐		represents Landlord exclusively (“Landlord’s Broker”)

☐		represents Tenant exclusively (:Tenant’s Broker”)

☐	Capital Growth Properties, Inc.	represents both Landlord and Tenant (“Dual Agency”)

Landlord		Date
Shiva Dehghani

Tenant		Date
Chad M. Carpenter, CEO

Tenant		Date
Thad L. Meyer, CFO

Emergency Contact Information Form

Please complete this information request sheet and return to our office. It is imperative that we are able to contact you in case of any emergency such as a flood, fire, etc.

Please Mail, Fax or E-Mail to: United Hansel Inc 444 Camino Del Rio South, Suite # 101 San Diego, Calif 92108 Fax: 619.293.0734 Email: Elizabeth@UnitedHansel.com

Company Name:
Address:

Mailing Address for correspondence or monthly assessment statements if different than above.

Main Contact Person _______________________________________________________________________

Ofc. Phone: ____________________________________ Ofc Fax: __________________________________

Mobil: ______________________________________ Email: ________________________________________

1st Emergency Contact Person _____________________________________________________________

Ofc. Phone: ____________________________________ Ofc Fax: __________________________________

Mobil: ______________________________________ Email: ________________________________________

2nd Emergency Contact Person _____________________________________________________________

Ofc. Phone: ____________________________________ Ofc Fax: __________________________________

Mobil: ______________________________________ Email: ________________________________